Exhibit 99.1

Solazyme Reports First Quarter 2014 Results

South San Francisco, CA – May 5, 2014 – Solazyme, Inc. (NASDAQ: SZYM), a renewable oil and bioproducts company, announced today results for the first quarter ended March 31, 2014.

“Q1 was an important milestone quarter for the company from both production and commercialization standpoints as we began making and selling products from Clinton/Galva, our first large scale commercial facility; our partner Unilever began using our oils in its premier Lux soap brand; we launched and began selling our new EncapsoTM encapsulated lubricants in the oil field services market; and our Algenist® brand expanded into Nordstrom. While we haven’t yet announced our first commercial product out of Moema, much of that plant is operational, including full-scale fermenters. We expect to manufacture commercial product at the Moema facility in the second quarter,” said Jonathan Wolfson, CEO of Solazyme.

Financial Results

Total revenue for the first quarter of 2014 was $12.4 million compared with $6.7 million in the first quarter of 2013, an increase of 85%. First quarter GAAP net loss was $34.7 million, which compares with net loss of $26.5 million in the prior year period. On a non-GAAP basis, the net loss was $30.5 million for the first quarter of 2014, compared with net loss of $21.5 million in the prior year quarter. A reconciliation of GAAP to non-GAAP results is included below.

“Manufacturing at Clinton/Galva is progressing as planned and we are pleased to report that we have doubled the number of customers shipped to since our update at the end of February,” said Tyler Painter, CFO of Solazyme. “We made commercial progress across our consumer products, nutrition, encapsulated lubricants, and industrial oils and fuels markets. We also strengthened our balance sheet and are well-positioned to ramp manufacturing volumes and commercialize our growing portfolio of products.”

Recent Business Highlights

•	Unilever commercial production of Lux soap featuring Solazyme algal oil. Last week, our partner Unilever announced that it has incorporated our sustainable algal oil into one of Unilever’s premier soap brands, Lux. The soap has been on store shelves in Brazil since early March.

•	Commercialization progress at Clinton/Galva continues. Since late February Solazyme has doubled the number of customers purchasing ingredients manufactured at the Clinton/Galva facilities. Additionally, the Company is filling repeat orders, demonstrating strong progress in building trust and reliability of supply.

•	Encapso™ lubricants launched in oil field services market. Solazyme’s first-of-its-kind encapsulated lubricant, EncapsoTM, was launched into the oil field services market in March. Solazyme is working with multiple drilling operators and customers, including some repeat end customers, to rapidly expand commercial use and testing. Encapso™ lubricants have been used in about 20 wells to date, a 50% increase in well-count in just a few weeks, and has already been used in six basins.

•	Algenist® launched in Nordstrom stores. In April, Solazyme reported that its award-winning anti-aging skin care brand, Algenist®, is available for sale in select Nordstrom locations nationwide and on the retailer’s website. The Algenist® line is featured as part of Nordstrom’s “Advanced Skincare” category.

•	Raised $202.8 million in hybrid financing. On April 1, 2014, Solazyme announced the closing of its sale of 5,750,000 shares of its common stock, and $149.5 million aggregate principal amount of 5.00% Convertible Senior Subordinated Notes due 2019. Aggregate estimated net proceeds from the hybrid offering were $202.8 million.

Conference Call

Solazyme will hold a conference call for investors on May 5, 2014 at 1:30 p.m. PT (4:30 p.m. ET). Investors may access the call by dialing 973-409-9250. A live webcast of the call will be available from the Investor Relations section of www.solazyme.com. A recording of the call will also be available by calling 404-537-3406; access code 30922209 beginning approximately two hours after the call, and will be available for one week. A webcast replay from today’s call will also be available from the Investor Relations section of www.solazyme.com approximately two hours after the call and will be available for up to thirty days.

About Solazyme, Inc.

Solazyme, Inc. (SZYM) is a renewable oil and bioproducts company that transforms a range of low-cost plant-based sugars into high-value oils. Headquartered in South San Francisco, Solazyme’s Renewable™ products can replace or enhance oils derived from the world’s three existing sources – petroleum, plants and animal fats. Initially, Solazyme is focused on commercializing its products into target markets including fuels and chemicals, nutrition, oil field services, and skin and personal care.

Solazyme®, Algenist®, and the Solazyme logo are registered trademarks of Solazyme, Inc.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a “non-GAAP financial measure” by the Securities and Exchange Commission: non-GAAP net loss. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation of GAAP to Non-GAAP Basic Net-Loss Per Share” included in the tables to this press release.

This non-GAAP measure is provided to enhance investors’ overall understanding of Solazyme’s current financial performance and Solazyme’s prospects for the future. Specifically, Solazyme believes the non-GAAP measure provides useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.

For its internal budgeting process, Solazyme’s management uses financial measures that do not include stock-based compensation expense or special expenses such as non-cash gains or losses due to warrant revaluations. In addition to the corresponding GAAP measures, Solazyme’s management also uses the foregoing non-GAAP measure in reviewing the financial results of Solazyme. Solazyme excludes stock-based compensation expenses and special non-cash charges from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: its commercialization and production plans and commercialization timetable for its products; the timing of commercial product production; the commissioning of equipment and the ramping up of facilities; the timetable for bringing facilities online; meeting commercialization and technology targets; and Solazyme’s ability to maintain its relationships with its partners. When used in this press release, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s limited operating history; its limited history in commercializing products; implementation risk in deploying new technologies; its limited experience in constructing, ramping up and operating commercial manufacturing facilities; its ability to sell its products at a profit; delays related to construction, start-up and ramp-up of production facilities; its ability to manage operational costs at production facilities; its ability to enter into and maintain strategic collaborations; its ability to obtain requisite regulatory approvals; and its access, on favorable terms, to any required financing. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme.

In addition, please refer to the documents that Solazyme, Inc. files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as updated from time to time, for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Solazyme is not under any duty to update any of the information in this press release.

Contacts

Solazyme, Inc.

Corporate Communications:

Genet Garamendi

press@solazyme.com

Or

Jeff Majtyka

Brad Edwards

Brainerd Communicators, Inc.

212-986-6667

majtyka@braincomm.com

edwards@braincomm.com

SOLAZYME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands, except per share amounts

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Revenues
Research and development programs	$5,043	$2,680
Product revenues	7,348	4,000

Total revenues	12,391	6,680
Costs and operating expenses (1)
Cost of product revenue	3,390	1,454
Research and development	20,835	13,720
Sales, general and administrative	20,607	14,866

Total costs and operating expenses	44,832	30,040

Loss from operations	(32,441)	(23,360)
Other income (expense) (2)
Interest and other income (expense), net	(1,112)	(1,523)
Loss from equity method investment	(3,834)	(959)
Gain from change in fair value of warrant liability	688	54
Gain (loss) from change in fair value of derivative liability	2,018	(737)

Total other income (expense)	(2,240)	(3,165)

Net loss	$(34,681)	$(26,525)

Net loss per share, basic and diluted	$(0.50)	$(0.43)

Weighted average number of common shares used in loss per share computation, basic and diluted	69,213	61,543

SOLAZYME, INC.

RECONCILIATION OF GAAP TO NON-GAAP BASIC NET LOSS PER SHARE

In thousands, except per share amounts

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Net loss	$(34,681)	$(26,525)
Gain from change in fair value of warrant liability	(688)	(54)
(Gain) loss from change in fair value of derivative liability	(2,018)	737
(1) Operating expenses include stock-based compensation expense as follows:
Research and development	1,820	1,089
Sales, general and administrative	4,789	2,916

Total stock-based compensation expense	6,609	4,005
(2) Other income (expense) includes costs as follows:
Amortization of debt discount and issuance costs	250	335

Net loss (non-GAAP)	$(30,528)	$(21,502)

Basic and diluted loss per share (GAAP)	$(0.50)	$(0.43)
Gain from change in fair value of warrant liability	(0.01)	—
(Gain) loss from change in fair value of derivative liability	(0.03)	0.01
Stock-based compensation expense	0.10	0.07
Amortization of debt discount and issuance costs	—	—

Net loss per share (non-GAAP)	$(0.44)	$(0.35)

SOLAZYME, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands

(UNAUDITED)

	March 31, 2014	December 31, 2013
Assets
Current assets
Cash, cash equivalents and marketable securities	$133,154	$167,521
Other current assets	26,602	24,296

Total current assets	159,756	191,817
Property, plant and equipment - net	39,146	40,089
Other assets	31,618	26,799

Total assets	$230,520	$258,705

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$55	$65
Other current liabilities	20,352	25,229

Total current liabilities	20,407	25,294
Other liabilities	548	1,006
Long-term debt	88,999	93,457

Total liabilities	109,954	119,757

Total stockholders’ equity	120,566	138,948

Total liabilities and stockholders’ equity	$230,520	$258,705